Exhibit 2.7

LYONS BANCORP, INC.

LYONS, NEW YORK

AMENDED AND RESTATED BYLAWS

Organized Under New York Business Corporation Law.

ARTICLE I

OFFICES

SECTION 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be located in the Village of Lyons, County of Wayne, State of New York.

SECTION 2. OTHER OFFICES. Corporation may also have such other offices, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

SECTION 1. PLACE OF MEETING OF SHAREHOLDERS. Meetings of shareholders may be held at the main office of this Corporation, or at such place, as may be fixed by the board of directors.

SECTION 2. ANNUAL MEETING OF SHAREHOLDERS. A meeting of shareholders shall be held annually, on such day and at such hour as may be fixed by the Board of Directors. Such meetings shall be for the election of directors and the transaction of such other business as may come before them.

SECTION 3. SPECIAL MEETING OF SHAREHOLDERS. Special meeting of shareholders may be called by the board of directors (or by the President or the Secretary and shall be called by the President or the Secretary upon the written request of the majority of the board of directors or upon the written request of the holders of not less than 25 percent (25%) of the outstanding shares entitled to vote on the action proposed to be taken). Such call and written request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be confined to the purpose or purposes for which the meeting is called.

SECTION 4. FIXING RECORD DATE. A board of directors may fix, in advance, as the record date for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action.

SECTION 5. NOTICE OF MEETING OF SHAREHOLDERS. Written notice of every meeting of shareholders shall state the place, date and hour of meeting, and unless it is the annual meeting, indicated that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the statutory requirements to receive payment for their shares, a notice of such meeting shall include a statement of that purpose and to that effect. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) or more than fifty (50) days before the date of the meeting to each shareholder entitled to vote at such meeting.

SECTION 6. QUORUM OF SHAREHOLDERS. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business. Despite the absence of a quorum, the shareholders present may adjourn the meeting.

SECTION 7. PROXIES. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is provided by law.

ARTICLE III

DIRECTORS

SECTION 1. BOARD OF DIRECTORS. The business of the Corporation shall be managed under the direction of its board of directors.

SECTION 2. QUALIFICATION OF DIRECTORS. Each director shall be at least 18 years of age. Each director shall be a holder of common stock with a par value of not less than fifty dollars ($50). Nominees for the election of director shall be given to the board of directors with pertinent information concerning each nominee not less than sixty (60) days prior to the date of the meeting for the election of directors. Such information pertaining to said nominee shall include the name, current address, occupation, and brief description of employment history.

SECTION 3. NUMBER OF DIRECTORS. The number of directors constituting the entire board shall not be less than five (5) nor more than twenty-five (25), the exact number of directors to be determined from time to time by a majority vote of the whole board of directors of the Corporation, and such exact number shall be nine (9) until otherwise so determined.

SECTION 4. ELECTION AND TERM OF DIRECTORS. The board of directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole board permits, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1988, directors for the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the board of directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, the terms of the director or directors elected by such holders shall expires at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Revision of this Article III, Section 4—Election and Term of Directors shall require a 66 2/3 majority vote of the common stock outstanding and qualified to vote at a special or annual meeting of shareholders.

SECTION 5. REMOVAL OF DIRECTORS. Any or all of the directors shall only be removed with cause by a vote of a majority of shareholders.

SECTION 6. QUORUM OF DIRECTORS. A majority of the entire board of directors shall constitute a quorum for the transaction of business of any specified item of business.

SECTION 7. ACTION BY THE BOARD OF DIRECTORS. The vote of a majority of the directors present at a meeting of the board of directors at the time of the vote, if a quorum is present at such time, shall, except as otherwise provided by law, be the act of the board of directors.

SECTION 8. WRITTEN CONSENT OF DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors of a committee thereof may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

SECTION 9. PLACE AND TIME OF MEETINGS OF THE BOARD OF DIRECTORS. The first meeting of each newly elected board of directors shall be held immediately following the annual meeting of shareholders and at the place thereof. Other meetings of the board of directors, regular or special, may be held at any place duly designated.

SECTION 10. NOTICE OF MEETING OF THE BOARD OF DIRECTORS. Regular meetings of the board of directors may be held without notice if time and place of such meetings are fixed by the Bylaws or by the board of directors. Special meetings of the board of directors shall be held upon notice to the directors. The notice shall state the place, date and hour of the meeting, and indicate that it is being issued by or at the direction of the person or persons calling the meeting. The notice shall be given personally (including telephone) or by mail, not less than three (3) days before the date of the meeting, to each director.

SECTION 11. EXECUTIVE COMMITTEE AND OTHER COMMITTEES. The board of directors, by resolution adopted by a majority of the entire board of directors, may designate among its members an executive committee and other committees, each consisting of three (3) or more directors, and each of which, to the extent provided by the resolution, shall have the authority as to the following matters:

1.	Submission to shareholders of any action that needs shareholders’ approval under law.
2.	The filling of vacancies to the board of directors or in any committee.
3.	The fixing of compensation of the directors for serving on the board of directors or any committee.

ARTICLE IV

OFFICERS

SECTION 1. NUMBER. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected or appointed by the board of directors. Such other officers and assistant officers as the board of directors may determine may be elected or appointed by the board of directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected or appointed by the board of directors shall be elected or appointed at the discretion of the board of directors in such term of office for each individual officer as so designated by the board of directors.

SECTION 3. REMOVAL. Any officers elected or appointed by the board of directors may be removed by the board of directors with or without cause.

SECTION 4. PRESIDENT. The President shall be the principal executive officer of the Corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders. He may sign, with the Secretary, or any other proper officer of the Corporation thereunto authorized by the board of directors, certificates representing shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors.

SECTION 5. VICE PRESIDENT(S). In the absence of the President or in the event of his death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have the authority of and be subject to all restrictions upon the President.

SECTION 6. SECRETARY. The secretary shall: 1) keep the minutes of the proceedings of its shareholders, board of directors, and executive committee and other committees, if any, in one of more books provided for that purpose; 2) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; 3) be custodian of the corporate records and of the Seal of the Corporation and see that the Seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; 4) sign with the President certificates representing shares of the Corporation, issuance of which shall have been authorized by resolution of the board of directors; 5) have general charge of the record of shareholders of the Corporation; and 6) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the board of directors.

SECTION 7. TREASURER. If required by the board of directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. He shall: 1) have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be designated by these Bylaws or by the board of directors; 2) have charge and custody and be responsible for keeping of correct and complete books and records of accounts of the Corporation; and 3) In general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the board of directors.

SECTION 8. COMPENSATION OF OFFICERS. The compensation of officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE V

CERTIFICATE REPRESENTING SHARES, RECORD OF SHAREHOLDERS,

TRANSFER OF SHARES

SECTION 1. CERTIFICATE REPRESENTING SHARES. The shares of the Corporation shall be represented by certificates which shall be in such form as shall be determined by the board of directors.

SECTION 2. LOST, DESTROYED OR WRONGFULLY TAKEN CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates therefore issued by the Corporation, alleged to have been lost, apparently destroyed or wrongfully taken, upon the making of any affidavit of that fact by the person claiming the certificate to be lost, apparently destroyed or wrongfully taken.

SECTION 3. RECORD OF SHAREHOLDERS. The Corporation shall keep at its principal office, or at the office of its transfer agent, or registrar in the State of New York, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. The Corporation shall be protected in treating the persons whose names stand on the record of shareholders as the owners thereof for all purposes.

SECTION 4. TRANSFER OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of the certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate; every such transfer of shares shall be entered on the record of shareholders of the Corporation.

ARTICLE VI

DIVIDEND

The board of directors may from time to time require, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and in the discretion of the board of directors.

ARTICLE VII

SEAL

The Seal of the Corporation shall be circular in form and contain the name of the Corporation.

ARTICLE VIII

WAIVER OF NOTICE

SECTION 1. WAIVER OF NOTICE TO SHAREHOLDER. Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting, the lack of notice of such meeting, shall constitute a waiver of notice by him.

SECTION 2. WAIVER OF NOTICE TO DIRECTOR. Notice of a meeting not be given to any director who signs a waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. The waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

ARTICLE IX

AMENDMENT AND REPEAL

SECTION 1. AMENDMENT AND REPEAL BY THE SHAREHOLDER. These Bylaws may be amended or repealed by vote of the shareholders entitled to vote in the election of any director. Such amendment or repeal by shareholders is only made effective with the approval vote of a simple majority of a quorum of shareholders brought together at a special or annual meeting, unless such amendment or repeal of a specific bylaw requires a greater shareholder vote.

SECTION 2. AMENDMENT AND REPEAL BY THE BOARD OF DIRECTORS. These Bylaws may also be amended or repealed by a majority of the board of directors, unless such amendments or repeal of a specific bylaw requires a majority or greater shareholder vote.